John Deere Owner Trust 2003	Exhibit 99.1
Statement to Certificateholder

$197,000,000 Class A-1 1.08125% Asset Backed Notes due August 13, 2004
$187,000,000 Class A-2 1.31000% Asset Backed Notes due January 17, 2006
$202,000,000 Class A-3 1.79000% Asset Backed Notes due April 16, 2007
$149,000,000 Class A-4 2.44000% Asset Backed Notes due June 15, 2010
$15,150,000 Class B 2.01000% Asset Backed Notes due June 15, 2010
$7,546,670 Asset Backed Certificates

Payment Date:	17-May-04
(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$31,082,203.47
per $1,000 original principal amount:	$166.21
(c) A-3 Notes:	($0.00)
per $1,000 original principal amount:	($0.00)
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$863,163.82
per $1,000 original principal amount:	$56.97
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$31,945,367.29
(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$189,690.58
per $1,000 original principal amount:	$1.01
(c) A-3 Notes:	$301,316.67
per $1,000 original principal amount:	$1.49
(d) A-4 Notes:	$302,966.67
per $1,000 original principal amount:	$2.03
(e) B Notes:	$24,760.50
per $1,000 original principal amount:	$1.63
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$818,734.42
(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$142,680,157.62
(ii) A-2 Note Pool Factor:	0.7629955
(c) (i) outstanding principal amount of A-3 Notes:	$202,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$149,000,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$13,919,222.24
(ii) B Note Pool Factor:	0.9187605
(f) (i) Certificate Balance	$7,546,670.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at end of related Collection Period:	$515,146,049.86
(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$511,119,600.95

(6) Amount of Servicing Fee:	$451,180.97
per $1,000 original principal amount:	0.5954638
(7) Amount of Administration Fee:	$100.00
(8) Aggregate Purchased Receivables for Collection Period:	$0.00
(9) Amount in Reserve Account:	$13,259,692.00
Specified Reserve Account Balance:	$13,259,692.00
(10) Aggregate amount of Realized Losses for the Collection Period:	$88,660.20
(11) Amount of Payments that are more than 60 days past due:	$1,188,880.00